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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated June 26, 2006, except for the information presented in footnote 15 for which the date is November 3, 2006, relating to the financial statements of Metabolix, Inc., which appears in such Amendment No. 4 to the Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Amendment No. 4 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 3, 2006

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Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM